Exhibit 99.1

TRUSTEE’S DISTRIBUTION STATEMENT

TO THE HOLDERS OF:
Corporate Bond-Backed Certificates
Series 1998-CAT-1
Class A-1 Certificates
CUSIP NUMBER: 219-87H-AQ8

In accordance with the Standard Terms and Conditions of Trust, The Bank of New York Mellon, (formerly known as The Bank of New York) as trustee submits the following cash basis statement for the period ending: March 01, 2013

INTEREST ACCOUNT

Balance as of September 04, 2012		$0.00
Scheduled Income received on securities		$548,946.00
Unscheduled Income received on securities		$0.00
Interest Received on sale of securities		$0.00
LESS:
Distribution to Class A-1 Holders	$545,946.00
Trustee Fees	$2,250.00
Fees allocated for third party expenses	$750.00
Balance as of March 01, 2013	Subtotal	$0.00

PRINCIPAL ACCOUNT

Balance as of September 04, 2012		$0.00
Scheduled Principal payment received on securities		$1,294,804.00
Principal received on sale of securities		$0.00
LESS:
Distribution to Class A-1 Holders	$1,294,804.00
Distribution to Swap Counterparty	$0.00
Balance as of March 01, 2013	Subtotal	$0.00
	Balance	$0.00

UNDERLYING SECURITIES HELD AS OF: March 01, 2013

$50,000,000 7.375% Debentures

Issued by

CATERPILLAR INC

CUSIP#: 149-123-BE0